EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 26, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2007 – Oct 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.7%	-5.7%	-6.1%	-6.7%	-5.0%	-1.5%	2.3%	-1.5%	11.6%	-22.5%	-0.1	-0.2
B**	-1.7%	-5.8%	-6.6%	-7.3%	-5.6%	-2.1%	N/A	-2.1%	11.6%	-24.4%	-0.1	-0.3
Legacy 1***	-1.7%	-5.6%	-4.3%	-4.6%	-3.1%	N/A	N/A	-3.7%	11.2%	-17.8%	-0.3	-0.4
Legacy 2***	-1.7%	-5.6%	-4.6%	-4.9%	-3.5%	N/A	N/A	-4.1%	11.2%	-18.3%	-0.3	-0.5
Global 1***	-1.7%	-5.5%	-3.8%	-4.1%	-4.4%	N/A	N/A	-4.7%	10.7%	-17.3%	-0.4	-0.6
Global 2***	-1.7%	-5.5%	-4.0%	-4.3%	-4.7%	N/A	N/A	-5.0%	10.7%	-18.2%	-0.4	-0.6
Global 3***	-1.7%	-5.6%	-5.3%	-5.9%	-6.4%	N/A	N/A	-6.7%	10.7%	-23.1%	-0.6	-0.8

S&P 500 Total Return Index****	-1.5%	-1.9%	14.3%	15.2%	13.2%	0.4%	6.9%	0.4%	19.1%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	0.4%	-1.2%	3.3%	9.2%	12.0%	10.4%	7.9%	10.4%	13.2%	-12.3%	0.8	1.5
*					Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**					Units began trading in August 2003.
***					Units began trading in April 2009.
****					Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					30%
Energy	12%	Long	Crude Oil	3.6%	Short	11%	Long	Natural Gas	3.4%	Long
			Natural Gas	3.3%	Long			Crude Oil	3.1%	Short
Grains/Foods	12%	Long	Corn	2.3%	Long	12%	Long	Corn	2.2%	Long
			Wheat	1.7%	Long			Wheat	1.7%	Long
Metals	8%	Long	Gold	2.5%	Long	7%	Long	Gold	2.5%	Long
			Copper	1.2%	Long			Copper	1.2%	Long
FINANCIALS	68%					70%
Currencies	30%	Short $	Japanese Yen	3.2%	Short	31%	Short $	Japanese Yen	3.3%	Short
			Australian Dollar / Japanese Yen	2.0%	Long			Australian Dollar / Japanese Yen	2.1%	Long
Equities	25%	Long	S&P 500	6.3%	Long	26%	Long	S&P 500	6.4%	Long
			Eurostoxx Index	3.6%	Long			Eurostoxx Index	3.7%	Long
Fixed Income	13%	Long	Bunds	2.1%	Long	13%	Long	Bunds	2.2%	Long
			Ultra T-Bonds	1.7%	Long			Ultra T-Bonds	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined to a 3-month low following the release of reports from the U.S. Energy Information Administration showing large surges in supplies.  Natural gas prices also fell, under pressure from elevated domestic inventories and declines in demand forecasts as cold temperatures eased on the East Coast.

Grains/Foods
Soybean markets finished higher, supported by strong demand from international buyers.  Weak soybean supplies in South America stemming from weather constraints also helped buoy prices.  Corn prices fell slightly due to data showing weak export sales.  Cocoa markets also moved lower as data showed increased production from Africa.

Metals
Gold markets finished down as upbeat manufacturing data from China early in the week fostered the liquidation of safe-haven assets.  Base metals markets were under pressure due to data that showed a larger-than-expected contraction of the European services and manufacturing sectors.  Copper markets declined on comments from the U.S. Federal Reserve suggesting ongoing concerns for U.S. growth prospects.

Currencies
The U.S. dollar strengthened because of its role as a safe-haven currency.  Investors drove the U.S. dollar higher as pessimistic data from Europe and disappointing 3rd quarter earnings reports caused investors to reduce risk in their portfolios.  The New Zealand dollar rose to 3-month highs as the nation’s Reserve Bank made the decision to keep interest rates unchanged, suggesting a brighter outlook for the New Zealand economy.

Equities
U.S. equity markets declined, driven down by numerous reports from key firms that third quarter earnings were well below estimates.  European shares were also under heavy pressure due to violent anti-austerity protests in Spain and Greece and a sharp increase in Spanish borrowing costs.

Fixed Income
Global fixed-income markets moved modestly higher as weak economic news and data across the globe fostered increased demand for risk-averse assets.  Moody’s Investor Services’ decision to downgrade the credit rating of five regions within Spain also added to strength in the debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.